UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2018 (October 31, 2018)

QUOTIENT LIMITED

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands	001-36415	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

B1, Business Park Terre Bonne, Route de Crassier 13, 1262 Eysins, Switzerland	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 011-41-22-716-9800

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Second Amended and Restated 2014 Plan

As further described in Item 5.07 of the Current Report on Form 8-K of Quotient Limited (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) on October 31, 2018, on October 31, 2018, the shareholders of the Company approved a second amendment and restatement of the Quotient Limited 2014 Stock Incentive Plan (as amended and restated, the “Second Amended and Restated 2014 Plan”) to increase the number of ordinary shares authorized for issuance by 550,000 shares and to increase the maximum number of shares that may be issued upon the exercise of incentive share options by 550,000 shares. A description of the Second Amended and Restated 2014 Plan is set forth in the Company’s Amendment No. 1 to its Definitive Proxy Statement on Schedule 14A filed with the SEC on August 31, 2018 (as amended, the “Proxy Statement”) in the section entitled “Approval of the Second Amended and Restated 2014 Plan, Which Reflects Amendments to the 2014 Plan to Increase the Number of Ordinary Shares Authorized for Issuance by 550,000 Shares and to Increase the Maximum Number of Shares that May Be Issued Upon the Exercise of Incentive Share Options by 550,000 Shares (Resolution 9),” which description is incorporated herein by reference. The description is qualified in its entirety by reference to the full text of the Second Amended and Restated 2014 Plan, a copy of which is attached to the Proxy Statement as Exhibit A and which is incorporated in Item 9.01 of this Current Report on Form 8-K by reference.

Compensation Grants to Franz Walt

On November 2, 2018, the remuneration committee of the board of directors of the Company (the “Remuneration Committee”) authorized the grant by the Company of 91,743 restricted share units (“RSUs”) to Franz Walt, the Company’s Chief Executive Officer, and the Company granted the RSUs to Mr. Walt. The RSUs vest monthly in equal instalments over twelve months beginning on June 24, 2019.

If Mr. Walt’s employment is terminated by the Company without “cause” (as defined in the Second Amended and Restated 2014 Plan), Mr. Walt’s RSUs will vest in accordance with their terms. The RSUs will also fully vest in accordance with their terms upon a change in control.

In addition, the Remuneration Committee authorized the grant by the Company of options (the “Options”) to purchase ordinary shares of the Company to Mr. Walt with a value of $300,000. The Options will be granted by the Company on May 24, 2019 (the “Grant & Determination Date”), the actual number of ordinary shares underlying the Options will be determined on the Grant & Determination Date by dividing $300,000 by the closing sale price of the Company’s ordinary shares on The NASDAQ Global Market on the Grant & Determination Date (the “Closing Price”) and the exercise price of the Options will be equal to the Closing Price.

Item 9.01.	Financial Statements and Exhibits.

Set forth below is a list of Exhibits included as part of this Current Report.

Exhibit	Description

10.1	Quotient Limited 2014 Stock Incentive Plan (as adopted on March 31, 2014, amended and restated on October 28, 2016 and further amended and restated on October 31, 2018) (incorporated by reference to Exhibit A to Amendment No. 1 to the Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on August 31, 2018).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2018

QUOTIENT LIMITED

By:	/s/ Christopher Lindop
Name: Christopher Lindop
Title: Chief Financial Officer